Exhibit 10.1

AMENDMENT NO. 3 TO

THE

LAKELAND INDUSTRIES, INC. 2017 EQUITY INCENTIVE PLAN

WHEREAS, Lakeland Industries, Inc., a Delaware corporation (the “Company”), maintains the Lakeland Industries, Inc. 2017 Equity Incentive Plan, originally adopted on June 21, 2017, as amended on June 16, 2021 by Amendment No. 1 to the Lakeland Industries, Inc. 2017 Equity Incentive Plan, and as further amended on June 13, 2024 by Amendment No. 2 to the Lakeland Industries, Inc. 2017 Equity Incentive Plan (as amended to date, the “Plan”); and

WHEREAS, the Board of Directors (the “Board”) of the Company has determined that it is in the best interests of the Company and its stockholders to adopt this Amendment No. 3 to the Lakeland Industries, Inc. 2017 Equity Incentive Plan (this “Amendment”) in order to increase the limit on the aggregate grant date fair market value of Awards granted, and cash fees paid, during a single fiscal year to any Non-Employee Director from $300,000 to $350,000; and

WHEREAS, under the terms of the Plan, the Board has the ability to amend the Plan in order to make such changes; and

WHEREAS, capitalized terms used in this Amendment, but not otherwise defined herein, shall have the respective meanings ascribed to such terms in the Plan.

NOW, THEREFORE, BE IT RESOLVED, the Plan is hereby amended as follows:

1.

The third sentence of Section 3(a) of the Plan is hereby amended and restated in its entirety to increase the maximum aggregate grant date fair market value of Awards granted, together with cash paid, to a Non-Employee Director for services during any fiscal year under the Plan from $300,000 to $350,000 as follows:

“The aggregate grant date fair market value of Awards granted, together with cash paid, to a Non-Employee Director for services during any fiscal year shall not exceed $350,000.”

2.

This Amendment shall be effective as of the date it is approved by the Company’s Board (the “Effective Date”). In the event of any inconsistency or conflict between the Plan and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control. Except as herein expressly amended, the Plan is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.